As filed with the Securities and Exchange Commission on February 25, 1998
                                               Registration  No.  333-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM S-8



                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933





                         CONCURRENT COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                                  04-2735766
      (State of Incorporation)                     (I.R.S. Employer
                                                 Identification Number)



                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                    (Address of principal executive offices)



                         CONCURRENT COMPUTER CORPORATION
                         1991 RESTATED STOCK OPTION PLAN
                         -------------------------------
                            (Full title of the plan)





                               Karen G. Fink, Esq.
                  Vice President, General Counsel and Secretary
                         Concurrent Computer Corporation
                          2101 West Cypress Creek Road
                         Fort Lauderdale, Florida 33309
                               (954)  974-1700
                         -------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)





                         CALCULATION OF REGISTRATION FEE


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

=================================================================================================
                                           Proposed Maximum     Proposed Maximum      Amount of
Title of Securities        Amount to be     Offering Price     Aggregate Offering   Registration
To be Registered          Registered (1)    Per Share (2)          Price (2)             Fee
=================================================================================================
Common Stock,
Par value
0.01 per
share                          5,535,275  $             2.03  $         11,236,608  $       3,315

Series A Participating
Cumulative Preferred
Rights (3)                     5,535,275                 N/A                   N/A            N/A

=================================================================================================
(1)  Pursuant to Rule 429, the prospectus relating hereto also relates to shares previously registered under Form S-8 Registration Statements Nos. 33-46385, 33-
     54698, 33-54605 and 33-56395.

(2)  Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for a share of Common Stock on the NASDAQ National Market System as of
     February 23, 1998.

(3)  The Series A Participating Cumulative Preferred Rights are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to,
     August 14, 1992, pursuant to the terms of the Rights Agreement, dated as of July 31,
     1992.  Until the occurrence of certain prescribed events, the Series A Participating
     Cumulative Preferred Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock.  The value attributable to such Series A Participating Cumulative Preferred Rights, if any, is
     reflected in the market price of Common Stock.
=================================================================================================

          This registration statement relates to the registration of additional securities of the same class as other securities for which registration statements filed on this form relating to the 1991 Restated Stock Option Plan are effective (Nos. 33-46385, 33-54698, 33-54605 and 33-56395). The contents of registration  statement  No.  33-54698  are  hereby  incorporated  by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 25th day of February, 1998.

                                     CONCURRENT  COMPUTER  CORPORATION

                                     By:  /s/  Karen  G.  Fink
                                         ------------------------
                                         Karen  G.  Fink
                                         Vice  President,
                                         General  Counsel  and  Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                               TITLE
     ---------                               -----
 /s/ E. Courtney Siegel     Chairman of the Board, President  and Chief Executive Officer
--------------------------
     E. Courtney Siegel       (Principal Executive Officer)


 /s/ Daniel S. Dunleavy     Executive Vice President, Chief Operating Officer
--------------------------
     Daniel S. Dunleavy       and Chief Financial Officer
                              (Principal Financial and Accounting Officer)


 /s/ Michael A. Brunner     Director
--------------------------
     Michael A. Brunner
     February 25, 1998
                                                                                           February 25, 1998

 /s/ Morton E. Handel       Director
--------------------------
     Morton E. Handel


 /s/ C. Shelton James       Director
--------------------------
     C. Shelton James


 /s/ Richard P. Rifenburgh  Director
--------------------------
     Richard P. Rifenburgh




                                  Exhibit Index




                                                                Sequentially
Exhibit No.  Description                                        Numbered Page
-----------  -------------------------------------------------  -------------
5            Opinion of Karen G. Fink as to the legality        6
             of the securities being registered

24.1         Consent of KPMG Peat Marwick LLP                   7

24.2         Consent of Coopers & Lybrand, L.L.P.               8

24.3         Consent of Karen G. Fink (contained in Exhibit 5)  6




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